Calculation of the Registration Fee

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)

Notes	$2,421,000.00	$74.33

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.
(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $1,483,071.42 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-134553) filed by Lehman Brothers Holdings Inc. and the other Registrants thereto on May 30, 2006, and have been carried forward, of which $74.33 is offset against the registration fee due for this offering and of which $1,482,997.09 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing supplement To prospectus dated May 30, 2006,	Registration Statement no. 333-134553 Dated December 21, 2007
prospectus supplement dated May 30, 2006, and	Rule 424(b)(2)
product supplement no. 150-I dated October 16, 2007

LEHMAN BROTHERS HOLDINGS INC.

$253,000

17.00% Reverse Exchangeable Notes Linked to the Common Stock of General Motors Corporation (GM)

$65,000

15.00% Reverse Exchangeable Notes Linked to the Common Stock of Las Vegas Sands Corp. (LVS)

$374,000

14.65% Reverse Exchangeable Notes Linked to the Common Stock of NYSE Euronext (NYX)

$675,000

18.00% Reverse Exchangeable Notes Linked to the Common Stock of Under Armour, Inc. (UA)

$1,054,000

16.50% Reverse Exchangeable Notes Linked to the Common Stock of Deere & Company (DE)

This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to only a single Reference Stock and not to a basket or index of some or all of the Reference Stocks.

Summary Description

The notes are designed for investors who seek a higher coupon rate than the current dividend yield on the applicable Reference Stock or than the yield that we believe would be payable on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in appreciation in the applicable Reference Stock, be willing to accept the risks of owning equities in general and the applicable Reference Stock in particular, and be willing to lose some or all of their principal.

The notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock is below the applicable Trigger Price during the Monitoring Period, as described below.

Reference Stock Issuer *	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Trigger Price	Initial Share Price	CUSIP	ISIN
General Motors Corporation	PS-5	GM	$253,000	17.00%	60% of the Initial Share Price (initially $15.984)	$26.64	5249084R8	US5249084R87
Las Vegas Sands Corp.	PS-7	LVS	$65,000	15.00%	60% of the Initial Share Price (initially $64.800)	$108.00	5249084S6	US5249084S60
NYSE Euronext	PS-10	NYX	$374,000	14.65%	80% of the Initial Share Price (initially $71.456)	$89.32	5249084T4	US5249084T44
Under Armour, Inc.	PS-13	UA	$675,000	18.00%	60% of the Initial Share Price (initially $26.814)	$44.69	5249084U1	US5249084U17
Deere & Company	PS-16	DE	$1,054,000	16.50%	75% of the Initial Share Price (initially $67.3725)	$89.83	5249084V9	US5249084V99

*

The Reference Stock issuer may be changed in certain circumstances. See “Description of Notes—Anti-dilution Adjustments—Reorganization Events” in the accompanying product supplement no. 150-I for further information.

Issuer:	Lehman Brothers Holdings Inc. (A+/A1/AA-)†
Pricing Date:	December 21, 2007
Settlement Date:	December 31, 2007
Observation Date:	June 23, 2008††
Maturity Date:	June 30, 2008††
Term:	6 months
Reference Stock:	The common stock of the applicable Reference Stock issuer. See “The Reference Stocks.”

Coupon Payment Date:	Monthly, on the last day of each month, starting on January 31, 2008 to, and including, the Maturity Date. If any Coupon Payment Date falls on a day that is not a business day, then any payment required to be made on such Coupon Payment Date will instead be made on the first preceding day that is a business day; provided, however, that the final coupon payment will be made with the Payment at Maturity.
Payment at Maturity:	The payment at maturity, in addition to accrued and unpaid coupon payments, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid coupon payments at maturity unless:
(i) the applicable Final Share Price is less than the applicable Initial Share Price; and
(ii) a Trigger Event has occurred.
If the conditions described in (i) and (ii) are both satisfied, at maturity you will receive, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof), plus any accrued and unpaid coupon payments. If we deliver shares of the applicable Reference Stock, fractional shares will be paid in cash. The market value of the Physical Delivery Amount (or, at our election, the Cash Value thereof) will be less than the principal amount of your notes and may be zero. Accordingly, you may lose some or all of your principal if you invest in the notes.
Trigger Event:	A Trigger Event occurs if, on any trading day during the Monitoring Period, the closing price of the applicable Reference Stock is below the applicable Trigger Price.
Monitoring Period:	The period from, and including, the Pricing Date to, and including, the Observation Date.
Initial Share Price:	The closing price of the applicable Reference Stock on the Pricing Date, divided by the then applicable Stock Adjustment Factor.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount of the notes, equal to $1,000 divided by the applicable Initial Share Price.
Cash Value:	For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock.
Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
Stock Adjustment Factor:	1.0 on the Pricing Date, subject to adjustment under certain circumstances. See “Description of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 150-I for further information about these adjustments.

†	Lehman Brothers Holdings Inc. is rated A+ by Standard & Poor’s, A1 by Moody’s and AA- by Fitch. A credit rating reflects the creditworthiness of Lehman Brothers Holdings Inc. and is not a recommendation to buy, sell or hold securities, and it may be subject to revision or withdrawal at any time by the assigning rating organization. Each rating should be evaluated independently of any other rating. The creditworthiness of the issuer does not affect or enhance the likely performance of the investment other than the ability of the issuer to meet its obligations.
††	Subject to postponement in the event of a market disruption event, as described under “Description of Notes—Payment at Maturity” in the accompanying product supplement no. 150-I.

Investing in the Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer involves a number of risks. See “Risk Factors” beginning on page SS-1 of the accompanying product supplement no. 150-I and “ Selected Risk Factors” beginning on page PS-2 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying base prospectus, MTN prospectus supplement, product supplement no. 150-I and any other related prospectus supplements, or any other relevant terms supplement. Any representation to the contrary is a criminal offense.

Notes Linked to General Motors Corporation

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$18.65	$981.35
Total	$253,000.00	$4,718.45	$248,281.55

Notes Linked to Las Vegas Sands Corp.

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$22.15	$977.85
Total	$65,000.00	$1,439.75	$63,560.25

Notes Linked to NYSE Euronext

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$22.65	$977.35
Total	$374,000.00	$8,471.10	$365,528.90

Notes Linked to Under Armour, Inc.

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$25.15	$974.85
Total	$675,000.00	$16,976.25	$658,023.75

Notes Linked to Deere & Company

	Price to Public (1)	Fees (2)	Proceeds to Us
Per note	$1,000.00	$20.10	$979.90
Total	$1,054,000.00	$21,185.40	$1,032,814.60

(1)

The price to the public includes the cost of hedging our obligations under the notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.

(2)

Lehman Brothers Inc. will receive a fee of 1.865% of the principal amount of the notes linked to General Motors Corporation, 2.215% of the principal amount of the notes linked to Las Vegas Sands Corp., 2.265% of the principal amount of the notes linked to NYSE Euronext, 2.515% of the principal amount of the notes linked to Under Armour, Inc. and 2.010% of the principal amount of the notes linked to Deere & Company and will use those fees to allow selling concessions to one or more brokers and/or dealers. Lehman Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to the hedges.

LEHMAN BROTHERS

December 21, 2007	(GM) MTNI584
(LVS) MTNI583
(NYX) MTNI582
(UA) MTNI581
(DE) MTNI580

ADDITIONAL TERMS SPECIFIC TO THE NOTES

This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to a single Reference Stock. The purchaser of a note will acquire a security linked to only one Reference Stock (not to a basket or index that includes some or all of the Reference Stocks).

Lehman Brothers Holdings Inc. has filed a registration statement (including a base prospectus) with the U.S. Securities and Exchange Commission, or SEC, for this offering. Before you invest, you should read this pricing supplement together with the base prospectus, as supplemented by the MTN prospectus supplement relating to our Series I medium-term notes of which the notes are a part, and the more detailed information contained in product supplement no. 150-I (which supplements the description of the general terms of the notes) . Buyers should rely upon the base prospectus, the MTN prospectus supplement, product supplement no. 150-I, this pricing supplement and any other relevant terms supplement for complete details. This pricing supplement, together with the documents listed below, contains the terms of the notes and supersedes all prior or contemporaneous communications concerning the notes. To the extent that there are any inconsistencies among the documents listed below, this pricing supplement shall supersede product supplement no. 150-I, which shall, likewise, supersede the base prospectus and the MTN prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 150-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the notes. You may get these documents and other documents Lehman Brothers Holdings Inc. has filed for free by searching the SEC online database (EDGAR®) at www.sec.gov, with “Lehman Brothers Holdings Inc.” as a search term or through the links below or by calling Lehman Brothers Inc. toll-free at 1-888-603-5847.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product supplement no. 150-I dated October 16, 2007

http://www.sec.gov/Archives/edgar/data/806085/000119312507219175/d424b2.htm

•	MTN prospectus supplement May 30, 2006

http://www.sec.gov/Archives/edgar/data/806085/000104746906007785/a2170815z424b2.htm

•	Base prospectus dated May 30, 2006

http://www.sec.gov/Archives/edgar/data/806085/000104746906007771/a2165526zs-3asr.htm

As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Lehman Brothers Holdings Inc.

Selected Purchase Considerations

•

The Notes Offer a Higher Coupon Rate Than the Current Dividend Yield on the Reference Stock or the Yield on Conventional Debt Securities of Comparable Maturity Issued by Us or an Issuer with a Comparable Credit Rating: The notes will pay coupon payments at a Coupon Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable Coupon Rate is higher than the current dividend yield on the applicable Reference Stock or the yield that we believe would be payable on conventional debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any coupon payment or any other payment at maturity is subject to our ability to pay our obligations as they become due.

•

Certain U.S. Federal Income Tax Consequences: Lehman Brothers Holdings Inc. intends to treat, and by purchasing a note, for all tax purposes, you agree to treat, a note as a financial contract, rather than as a debt instrument.

On December 7, 2007, the Internal Revenue Service (the “IRS”) released a Notice indicating that the IRS and the Treasury Department are considering and seeking comments as to whether holders of instruments commonly referred to as prepaid forward contracts and similar instruments should be required to accrue income on a current basis over the term of the instruments, regardless of whether any payments are made prior to their maturity. In addition, the Notice provides that the IRS and the

Treasury Department are considering related issues, including, among other things, whether gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, whether the tax treatment of such instruments should vary depending upon the nature of the underlying asset, and whether such instruments should be subject to the special “constructive ownership rules” contained in Section 1260 of the Internal Revenue Code. In addition, the Notice provided that the government is considering whether arrangements similar to prepaid forward contracts (which could possibly include instruments having terms similar to the notes) should be accorded tax treatment similar to prepaid forward contracts. It is not possible to predict what changes, if any, will be adopted, or when they will take effect. Any such changes could affect the amount, timing and character of income, gain or loss in respect of the notes, possibly with retroactive effect. Holders are urged to consult their tax advisors concerning the impact of the Notice on their investment in the notes. Subject to future developments with respect to the foregoing, Lehman Brothers Holdings Inc. intends to continue to treat the notes for U.S. federal income tax purposes in accordance with the treatment described in the accompanying product supplement no. 150-I under the headings “Risk Factors” and “Certain U.S. Federal Income Tax Consequences.”

We will not attempt to ascertain whether any Reference Stock would be treated as a United States real property interest within the meaning of Section 897(c)(1) of the Code. If a Reference Stock were so treated, certain adverse United States federal income tax consequences could possibly apply to a non-United States holder upon the sale, exchange or other disposition of the notes. You should refer to information filed with the SEC by such issuer of the Reference Stock and consult your tax adviser regarding the possible consequences to you, if any, if an issuer of a Reference Stock is or becomes a United States real property holding corporation.

See “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 150-I.

Selected Risk Factors

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 150-I dated October 16, 2007. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the notes in light of your particular circumstances.

•

Your Investment in the Notes May Result in a Significant Loss: The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock is below the applicable Trigger Price on any trading day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) will be less than the principal amount of each note and may be zero. In addition, on the Pricing Date, stock prices generally in the market and stock prices for the applicable Reference Stock in particular may be significantly higher than historical averages, which could increase the likelihood of subsequent declines in stock prices and of a Trigger Event with respect to the applicable Reference Stock. Accordingly, you could lose up to the entire principal amount of your notes.

•

The Notes Will Not Pay More Than the Principal Amount at Maturity, Plus Accrued and Unpaid Coupons, and Principal Protection is Under Limited Circumstances: Your return of principal at maturity is protected so long as a Trigger Event does not occur or if the applicable Final Share Price is not below the applicable Initial Share Price. However, if the applicable Final Share Price is below the applicable Initial Share Price and a Trigger Event has occurred, you could lose the entire principal amount of your notes.

•

Your Return on the Notes is Limited to the Principal Amount Plus Accrued Coupon Payments, Regardless of Any Appreciation in the Applicable Reference Stock: Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any trading day during the Monitoring Period, the closing price of the applicable Reference Stock is below the applicable Trigger Price, for each $1,000 principal amount note, you will receive $1,000 at maturity plus accrued and unpaid coupon payments, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.

•

No Ownership Rights in the Applicable Reference Stock: As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights, dividend payments or other distributions. In addition, the issuer of the applicable Reference Stock will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.

•

No Affiliation With the Reference Stock Issuers: We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for, and make no representation regarding, the adequacy or completeness of the information about the Reference Stocks contained in this pricing supplement or in the accompanying product supplement no. 150-I. You should make your own investigation into the Reference Stocks and the issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.

•

The Reference Stock May Change Following Certain Corporate Events: Following certain corporate events relating to the issuer of a Reference Stock, such as a takeover or a going private transaction, the calculation agent will have the option to replace such Reference Stock with the common stock of a company with the same Standard Industrial Classification Code as the issuer of such Reference Stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting a Successor Reference Stock under “Description of Notes — Anti-dilution Adjustments — Reorganization Events” in the accompanying product supplement no. 150-I.

•

Our Affiliates’ Compensation May Serve as an Incentive to Sell You these Notes: We and our affiliates act in various capacities with respect to the notes. Lehman Brothers Inc. and other of our affiliates may act as a principal, agent or dealer in connection with the notes. Such affiliates, including the sales representatives, may derive compensation from the distribution of the notes and such compensation may serve as an incentive to sell these notes instead of other investments.

•

Certain Built-in Costs Are Likely to Adversely Affect the Value of the Notes Prior to Maturity: While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Lehman Brothers Inc. will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to maturity could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. YOU SHOULD BE WILLING TO HOLD YOUR NOTES TO MATURITY.

•

Lack of Liquidity: The notes will not be listed on any securities exchange. Lehman Brothers Inc. intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which Lehman Brothers Inc. is willing to buy the notes. If you are an employee of Lehman Brothers Holdings Inc. or one of our affiliates, you may not be able to purchase the notes from us and your ability to sell or trade the notes in the secondary market may be limited.

•

Potential Conflicts: We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent and hedging our obligations under the notes. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes.

•

We and our Affiliates and Agents May Publish Research, Express Opinions or Provide Recommendations that are Inconsistent with Investing in or Holding the Notes. Any Such Research, Opinions or Recommendations Could Affect the Applicable Reference Stock to which the Notes are Linked or the Value of the Notes: We, our affiliates and agents publish research from time to time on financial markets and other matters that may influence the value of the notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the notes. We, our affiliates and agents may have published research or other opinions that are inconsistent with the investment view implicit in the notes. Any research, opinions or recommendations expressed by us, our affiliates or agents may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the notes which are linked to the applicable Reference Stock.

•

Many Economic and Market Factors Will Influence the Value of the Notes: In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in the accompanying product supplement no. 150-I.

•

Anti-Dilution Protection is Limited: For certain adjustment events affecting the applicable Reference Stock, the calculation agent will make adjustments to the Stock Adjustment Factor applicable to such Reference Stock. However, the calculation agent will not make an adjustment in response to all events that could affect the applicable Reference Stock. If an event occurs that does not require the calculation agent to make an adjustment, the value of the notes may be materially and adversely affected.

The Reference Stocks

Public Information

Lehman Brothers Holdings Inc. has obtained the following information regarding Reference Stock issuers from the reports the Reference Stock issuers filed with the SEC. All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. We do not make any representation that these publicly available documents are accurate or complete.

The Reference Stocks are registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website described under “Where You Can Find More Information” on page 58 of the accompanying base prospectus. In addition, information regarding an issuer of a Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

General Motors Corporation

General Motors Corporation has stated in its filings with the SEC that it is primarily engaged in the worldwide development, production and marketing of cars, trucks, and parts. General Motors Corporation also conducts finance and insurance operations through GMAC LLC. GMAC LLC was a wholly owned subsidiary until November 30, 2006, when General Motors Corporation sold a 51% controlling ownership interest in GMAC LLC to a consortium of investors. GMAC LLC provides a broad range of financial services, including consumer vehicle financing, automotive dealership and other commercial financing, residential mortgage services, automobile service contracts, personal automobile insurance coverage, and selected commercial insurance coverage.

Historical Information of the Common Stock of General Motors Corporation

The following graph sets forth the historical performance of the common stock of General Motors Corporation based on the daily closing price of the common stock of General Motors Corporation from December 20, 2002 through December 21, 2007. The closing price of the common stock of General Motors Corporation on December 21, 2007 was $26.64. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of General Motors Corporation should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of General Motors Corporation during the term of the notes. We cannot give you assurance that the performance of the common stock of General Motors Corporation will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that General Motors Corporation will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of General Motors Corporation

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of General Motors Corporation

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of General Motors Corporation, based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $26.64
•	Trigger Price: $15.984
•	Coupon: 17.00%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$26.64	$37.30	$1,000.00	$1,000.00
$26.64	$31.97	$1,000.00	$1,000.00
$26.64	$26.64	$1,000.00	$1,000.00
$21.31	$21.31	$1,000.00	$1,000.00
$15.98	$27.97	$1,000.00	$1,000.00
$14.65	$22.64	37 shares of Reference Stock (or the Cash Value thereof)	$850.00
$13.32	$18.65	37 shares of Reference Stock (or the Cash Value thereof)	$700.00
$13.32	$13.32	37 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	37 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $22.64, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $22.64, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $85.00 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Las Vegas Sands Corp.

Las Vegas Sands Corp. has stated in its filings with the SEC that it and its subsidiaries own and operate The Venetian Resort Hotel Casino and The Sands Expo and Convention Center in Las Vegas, Nevada, and The Sands Macao Casino in Macao, China, and is in the process of developing additional integrated resorts and properties in Las Vegas and Macao.

Historical Information of the Common Stock of Las Vegas Sands Corp.

The following graph sets forth the historical performance of the common stock of Las Vegas Sands Corp. based on the daily closing price of the common stock of Las Vegas Sands Corp. from December 14, 2004 (the day that the Common Stock of Las Vegas Sands Corp. began trading) through December 21, 2007. The closing price of the common stock of Las Vegas Sands Corp. on December 21, 2007 was $108.00. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Las Vegas Sands Corp. should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Las Vegas Sands Corp. during the term of the notes. We cannot give you assurance that the performance of the common stock of Las Vegas Sands Corp. will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Las Vegas Sands Corp. will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Las Vegas Sands Corp.

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Las Vegas Sands Corp.

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Las Vegas Sands Corp., based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $108.00
•	Trigger Price: $64.800
•	Coupon: 15.00%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$108.00	$151.20	$1,000.00	$1,000.00
$108.00	$129.60	$1,000.00	$1,000.00
$108.00	$108.00	$1,000.00	$1,000.00
$86.40	$86.40	$1,000.00	$1,000.00
$64.80	$113.40	$1,000.00	$1,000.00
$54.00	$91.80	9 shares of Reference Stock (or the Cash Value thereof)	$850.00
$54.00	$75.60	9 shares of Reference Stock (or the Cash Value thereof)	$700.00
$54.00	$54.00	9 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	9 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $91.80, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $91.80, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $75.00 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

NYSE Euronext

NYSE Euronext was organized on May 22, 2006, following the merger between NYSE Group, Inc. and Euronext, two securities exchange organizations. NYSE Group, Inc. began trading as a for-profit, publicly-owned company on March 8, 2006 and Euronext launched its initial public offering on July 6, 2001. NYSE Euronext provides investors in Belgium, France, Italy, the Netherlands, the United Kingdom, and the United States with liquid marketplaces for securities.

Historical Information of the Common Stock of NYSE Euronext

The following graph sets forth the historical performance of the common stock of NYSE Euronext based on the daily closing price of the common stock of NYSE Euronext from March 8, 2006 through December 21, 2007. The historical data reflects trading of NYSE Group, Inc. beginning March 8, 2006 through the completion of the merger with Euronext on April 4, 2007; the historical data after April 4, 2007 reflects NYSE Euronext. The closing price of the common stock of NYSE Euronext on December 21, 2007 was $89.32. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of NYSE Euronext should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of NYSE Euronext during the term of the notes. We cannot give you assurance that the performance of the common stock of NYSE Euronext will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that the issuer of the common stock of NYSE Euronext will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of NYSE Euronext

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of NYSE Euronext

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of NYSE Euronext, based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $89.32
•	Trigger Price: $71.456
•	Coupon: 14.65%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$89.32	$125.05	$1,000.00	$1,000.00
$89.32	$107.18	$1,000.00	$1,000.00
$89.32	$89.32	$1,000.00	$1,000.00
$71.46	$71.46	$1,000.00	$1,000.00
$53.59	$93.79	$1,000.00	$1,000.00
$53.59	$75.92	11 shares of Reference Stock (or the Cash Value thereof)	$850.00
$53.59	$62.52	11 shares of Reference Stock (or the Cash Value thereof)	$700.00
$44.66	$44.66	11 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	11 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $75.92, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $75.92, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $73.25 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Under Armour, Inc.

Under Armour, Inc. has stated in its filings with the SEC that it designs, develops, markets and distributes sports apparel and accessories that utilize synthetic microfiber fabrics. Under Armour, Inc.’s products are offered globally in national and regional retail chains, as well as in independent and specialty retailers.

Historical Information of the Common Stock of Under Armour, Inc.

The following graph sets forth the historical performance of the common stock of Under Armour, Inc. based on the daily closing price of the common stock of Under Armour, Inc. from November 17, 2005 (the day that the Common Stock of Under Armour, Inc. began trading) through December 21, 2007. The closing price of the common stock of Under Armour, Inc. on December 21, 2007 was $44.69. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Under Armour, Inc. should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Under Armour, Inc. during the term of the notes. We cannot give you assurance that the performance of the common stock of Under Armour, Inc. will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Under Armour, Inc. will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Under Armour, Inc.

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Under Armour, Inc.

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Under Armour, Inc., based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $44.69
•	Trigger Price: $26.814
•	Coupon: 18.00%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$44.69	$62.57	$1,000.00	$1,000.00
$44.69	$53.63	$1,000.00	$1,000.00
$44.69	$44.69	$1,000.00	$1,000.00
$35.75	$35.75	$1,000.00	$1,000.00
$26.81	$46.92	$1,000.00	$1,000.00
$22.35	$37.99	22 shares of Reference Stock (or the Cash Value thereof)	$850.00
$22.35	$31.28	22 shares of Reference Stock (or the Cash Value thereof)	$700.00
$22.35	$22.35	22 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	22 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $37.99, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $37.99, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $90.00 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Deere & Company

Deere & Company has stated in its filings with the SEC that it is a worldwide producer of agricultural and construction machinery to farmers, consumers and businesses. It also provides financial services primarily relating to sales and leases by John Deere dealers of new and used commercial and consumer agricultural, construction, and forestry equipment.

Historical Information of the Common Stock of Deere & Company

The following graph sets forth the historical performance of the common stock of Deere & Company based on the daily closing price of the common stock of Deere & Company from December 20, 2002 through December 21, 2007. The closing price of the common stock of Deere & Company on December 21, 2007 was $89.83. We obtained the closing prices below from Bloomberg Financial Markets, without independent verification. The closing prices may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

The historical performance of the common stock of Deere & Company should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Deere & Company during the term of the notes. We cannot give you assurance that the performance of the common stock of Deere & Company will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Deere & Company will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Deere & Company.

Examples of Hypothetical Payment at Maturity for Each $1,000 Principal Amount Note Linked to the Common Stock of Deere & Company

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Deere & Company, based on a range of hypothetical Final Share Prices and assuming that the closing price of the Reference Stock is not below the Trigger Price on any trading day from the Pricing Date to, and including, the Observation Date, except as indicated in the column titled “Hypothetical lowest closing price of the Reference Stock during the Monitoring Period.”

For this table of hypothetical payments at maturity:

•	Initial Share Price: $89.83
•	Trigger Price: $67.3725
•	Coupon: 16.50%

Hypothetical lowest closing price of the Reference Stock during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity*	Total Value of Payment Received at Maturity*
$89.83	$125.76	$1,000.00	$1,000.00
$89.83	$107.80	$1,000.00	$1,000.00
$89.83	$89.83	$1,000.00	$1,000.00
$71.86	$71.86	$1,000.00	$1,000.00
$53.90	$94.32	$1,000.00	$1,000.00
$53.90	$76.36	11 shares of Reference Stock (or the Cash Value thereof)	$850.00
$53.90	$62.88	11 shares of Reference Stock (or the Cash Value thereof)	$700.00
$44.92	$44.92	11 shares of Reference Stock (or the Cash Value thereof)	$500.00
$0.00	$0.00	11 shares of Reference Stock (or the Cash Value thereof)	$0.00
*	Note that you will receive at maturity any accrued and unpaid coupon payments, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash, as applicable. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: During the Monitoring Period, the Reference Stock does not close at a price below the Trigger Price. Because a Trigger Event has not occurred and the Final Share Price is not below the Initial Share Price, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: During the Monitoring Period, the Reference Stock closed below the Trigger Price. However, on the Observation Date, the Final Share Price is not below the Initial Share Price. Because the Final Share Price is not below the Initial Share Price, you will receive $1,000 per $1,000 principal amount note at maturity even though a Trigger Event occurred.

Example 3: During the Monitoring Period, the Reference Stock closed below the Trigger Price. On the Observation Date, the Final Share Price is $76.36, which is below the Initial Share Price. Because the Reference Stock had a closing price that was below the Trigger Price, and because the Final Share Price is below the Initial Share Price, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof) at maturity. Because the Final Share Price is $76.36, the total value of your final payment at maturity, whether in shares of the Reference Stock or cash, is $850.00.

Regardless of the other payment you receive at maturity, you will have received coupon payments, for each $1,000 principal amount note, in the aggregate amount of approximately $82.50 over the term of the notes.

The actual number of shares of the Reference Stock (or, at our election, the Cash Value thereof) you would receive at maturity (if a Trigger Event occurs and the Final Share Price is below the Initial Share Price) and the actual Trigger Price may be more or less than the amounts displayed in the hypothetical examples and the chart above and will depend in part on the closing price of the Reference Stock on the Pricing Date.

Supplemental Plan of Distribution

We have agreed to sell to Lehman Brothers Inc. and Lehman Brothers Inc. has agreed to purchase, all of the notes at the price indicated on the cover of this pricing supplement.

We have agreed to indemnify Lehman Brothers Inc. against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that Lehman Brothers Inc. may be required to make relating to these liabilities as described in the MTN prospectus supplement and the base prospectus.

Lehman Brothers Inc. will offer the notes initially at a public offering price equal to the issue price set forth on the cover of this pricing supplement. After the initial public offering, the public offering price may from time to time be varied by Lehman Brothers Inc.

We expect to deliver the notes against payment on or about December 31, 2007, which is the fifth business day following the Pricing Date. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if any purchaser wishes to trade the notes on the Pricing Date, it will be required, by virtue of the fact that the notes initially will settle on the fifth business day following the Pricing Date, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

We have, or our affiliate has, entered into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the notes and Lehman Brothers Inc. and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.